AMENDED AND RESTATED SERVICES AGREEMENT

     SERVICES AGREEMENT (the "Agreement") made as of the 23rd day of October, 1996, by and among TRUMP CASINO SERVICES, L.L.C., a New Jersey limited liability company ("TCS"), TRUMP PLAZA ASSOCIATES, a New Jersey general partnership ("Plaza Associates"), TRUMP TAJ MAHAL ASSOCIATES, a New Jersey general partnership ("Taj Associates") and TRUMP'S CASTLE ASSOCIATES, L.P., a New Jersey limited partnership ("Castle Associates").

                              W I T N E S S E T H:

     WHEREAS, TCS, Plaza Associates and Taj Associates entered into that certain Services Agreement, dated as of July 8, 1996 (the "Original Agreement"), pursuant to which TCS has provided certain management, financial and other functions necessary and incidental to the operations of each of Plaza Associates' and Taj Associates' respective casino hotels, together with all other activities and services reasonably necessary to carry out any of the foregoing (the "Services");

     WHEREAS, as of October 7, 1996, Trump Hotels & Casino Resorts Holdings, L.P., a Delaware limited partnership that wholly owns Plaza Associates and Taj Associates ("THCR Holdings"), acquired 100% of the outstanding equity interests of Castle Associates (the "Castle Acquisition");

     WHEREAS, TCS desires to provide the Services to Plaza Associates, Taj Associates and Castle Associates, and Plaza Associates, Taj Associates and Castle Associates desire to receive the Services and to reimburse TCS for its expenses as set forth herein; and

     WHEREAS, TCS, Plaza Associates and Taj Associates desire to amend and restate the Original Agreement in order to, among other things, include Castle Associates as a party.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     Section 1. Appointment. Plaza Associates, the owner and operator of the Trump Plaza Hotel and Casino and Trump World's Fair Casino at Trump Plaza (collectively, "Trump Plaza"); Taj Associates, the owner and operator of the Trump Taj Mahal Casino Resort (the "Taj Mahal"); and Castle Associates, the owner and operator of Trump's Castle Casino Resort ("Trump's Castle") each hereby appoint TCS to act as provider of the Services to Plaza Associates, Taj Associates and Castle Associates, respectively. TCS hereby accepts such appointment and agrees to furnish the Services in accordance with the terms of this Agreement.

     Section 2. Services to be Provided. (a) TCS hereby agrees to render such Services to Plaza Associates, Taj Associates and/or Castle Associates as may be reasonably requested from time to time by Plaza Associates, Taj Associates and/or Castle Associates, as the case may be. TCS shall provide the Services in the manner and at a level of service consistent in all material respects with those furnished by TCS to Plaza Associates and Taj Associates, and by Castle Associates on its own behalf, immediately prior to the date hereof and in conformance with all applicable statutes and regulatory requirements. TCS shall provide the Services in such a manner that (i) neither Plaza Associates, Taj Associates nor Castle Associates is unfairly advantaged or discriminated against and (ii) neither Plaza Associates, Taj Associates nor Castle Associates realizes a competitive advantage over the other.

     (b) In providing the Services hereunder, the management of TCS shall be directed by its Chief Executive Officer and its Operating Committee regarding matters of policy, purpose, responsibility and authority. The Operating Committee of TCS shall be comprised of the Executive Vice President of TCS and the Chief Operating Officers of Plaza Associates, Taj Associates and Castle Associates, each of whom shall retain the ability to direct management and employees of TCS regarding administrative matters and daily operations with respect to each of their respective casino hotel operations.

     Section 3. Compensation. Except for payments made in accordance with
Section 4 of this Agreement, TCS shall receive no compensation for providing the Services to Plaza Associates, Taj Associates and/or Castle Associates.

     Section 4. Payment of Expenses. (a) With respect to the Services provided, Plaza Associates, Taj Associates and/or Castle Associates, as the case may be, shall pay to TCS an amount sufficient to fund all of the costs and expenses incurred by TCS in providing such Services to Plaza Associates, Taj Associates and/or Castle Associates, as the case may be ("Services Expenses"), including, without limitation, the following:

     (i) all payroll and employee benefits and related costs associated with the employees utilized by TCS in providing the Services;

     (ii) all secretarial, photocopying, telecommunications, office supplies and other support services utilized by TCS in providing the Services;

     (iii) all reasonable travel, food and lodging expenses incurred by TCS in connection with providing the Services;

     (iv) all fees and expenses of outside vendors and consultants utilized by TCS in providing the Services;

     (v) all overhead and other expenses incurred in the ordinary course of providing the Services to Plaza Associates, Taj Associates and/or Castle Associates; and

     (vi) all insurance premiums and all expenses for legal and independent accountants' services utilized by TCS in providing the Services.

     (b) In the event that Services are provided to more than one of Plaza Associates, Taj Associates and/or Castle Associates, Services Expenses shall be apportioned among Plaza Associates, Taj Associates and/or Castle Associates in accordance with their respective use of such Services.

     (c) Services Expenses and Organizational Expenses (as defined) shall be invoiced by TCS to Plaza Associates, Taj Associates and/or Castle Associates, as the case may be, in such manner and at such times as determined by mutual agreement of the parties hereto. Plaza Associates, Taj Associates and/or Castle Associates, as the case may be, shall pay such Services Expenses and Organizational Expenses as invoiced promptly upon receipt thereof. Alternatively, accounts may be established with TCS in the name of Plaza Associates, Taj Associates and/or Castle Associates, as the case may be, for payment in respect of Services Expenses and Organizational Expenses incurred by them.

     (d) All organizational expenses incurred by TCS following the date of this Agreement, including, without limitation, fees of the Secretary of State of the State of New Jersey, the Casino Control Commission of the State of New Jersey (the "CCC"), the New Jersey Division of Gaming Enforcement (the "NJDGE") and any other fees or expenses that are or may be required to be paid or incurred in order for TCS to preserve and keep in full force its existence as a limited liability company ("Organizational Expenses") shall be paid by Plaza Associates, Taj Associates and Castle Associates, each being individually responsible for 33-1/3% of the Organizational Expenses.

     (e) At the end of each calendar year, TCS, Plaza Associates, Taj Associates and Castle Associates shall, based upon the audited financial statements for such prior calendar year, reconcile any overpayments or underpayments which may have occurred during such prior calendar year.

     Section 5. Independent Contractor Status. (a) For all purposes herein, TCS shall be deemed to be an independent contractor of Plaza Associates, Taj Associates and/or Castle Associates, as the case may be, and none of the parties hereto shall act, represent or hold itself out as having authority to act as an agent or partner of either of the other parties hereto. Nothing contained in this Agreement shall be construed as creating a partnership, joint venture, agency, trust or other association of any kind, each party to this Agreement being individually responsible only for its own obligations as set forth in this Agreement.

     (b) Nothing in this Agreement shall in any way limit Plaza Associates, Taj Associates or Castle Associates in the ownership and operation of Trump Plaza, the Taj Mahal or Trump's Castle, respectively, it being hereby acknowledged and agreed that Plaza Associates, Taj Associates and Castle Associates are responsible for the entire operation of Trump Plaza, the Taj Mahal and Trump's Castle, respectively.

     Section 6. Term. This Agreement shall be deemed to have commenced on the date hereof and shall continue for a term of ten years unless terminated earlier by any party hereto upon ninety (90) days prior written notice to each of the other parties hereto.

     Section 7. Miscellaneous.

     (a) Waiver, Amendment. Neither this Agreement nor any provision hereof shall be waived, amended, modified, changed, discharged or terminated except by an instrument in writing executed by TCS, Plaza Associates, Taj Associates and Castle Associates.

     (b) Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by TCS, Plaza Associates, Taj Associates or Castle Associates, without the prior written consent of each of the other parties hereto. Any such attempted assignment without such prior written consent shall be void and of no force or effect.

     (c) Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby and supersedes any and all prior and contemporaneous agreements and understandings relating to the subject matter hereof. No representation, promise or statement of intention has been made by any party hereto which is not embodied in this Agreement and no party hereto shall be bound by or liable for any alleged representation, promise or statement of intention not set forth herein.

     (d) Severability. If any one or more of the provisions of this Agreement or the application of any such provision or provisions to any person or circumstance shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision or provisions in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being understood that all of the provisions of this Agreement shall be enforceable to the full extent permitted by law.

     (e) Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     (f) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW JERSEY, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF. TCS, PLAZA ASSOCIATES, TAJ ASSOCIATES AND CASTLE ASSOCIATES HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW JERSEY STATE COURT SITTING IN ATLANTIC CITY, NEW JERSEY OR ANY FEDERAL COURT SITTING IN CAMDEN, NEW JERSEY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPT FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. TCS, PLAZA ASSOCIATES, TAJ ASSOCIATES AND CASTLE ASSOCIATES IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM.

     (g) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original as against any party whose signature appears thereon and all of which shall together constitute one and the same instrument.

     (h) Gaming Laws. Each of the provisions of this Agreement is subject to and shall be enforced in compliance with the provisions, regulations or approvals required by any state gaming authority, including, without limitation, the CCC and the NJDGE.

     (i) Third Party Rights. Nothing in this Agreement is intended or shall be construed to confer upon or give any person, other than the parties hereto, Trump Atlantic City Associates, Trump Hotels & Casino Resorts, Inc. and THCR Holdings and each of their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

     (j) Limitation on Damages. No party shall be liable to the other parties for any consequential damages resulting from a breach of this Agreement.

     (k) No Adverse Interpretation of Other Agreements. This Agreement may not be used to interpret any other agreement of the parties hereto, and no such agreement may be used to interpret this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.


                                      TRUMP CASINO SERVICES, L.L.C.

                                      By: Trump Atlantic City Corporation
                                            member

                                      By: /s/ NICHOLAS L. RIBIS
                                          -------------------------------------
                                          Name:   Nicholas L. Ribis
                                          Title:  Vice President



                                      TRUMP PLAZA ASSOCIATES

                                      By: /s/ BARRY J. CREGAN
                                          -------------------------------------
                                          Name:   Barry J. Cregan
                                          Title:  Chief Operating Officer



                                      TRUMP TAJ MAHAL ASSOCIATES

                                      By: /s/ RUDOLF E. PRIETO
                                          -------------------------------------
                                          Name:   Rudolf E. Prieto
                                          Title:  Chief Operating Officer



                                      TRUMP'S CASTLE ASSOCIATES, L.P.

                                      By: Trump's Castle Hotel & Casino, Inc.
                                            its general partner

                                      By: /s/ R. BRUCE MCKEE
                                          -------------------------------------
                                          Name:   R. Bruce McKee
                                          Title:  Chief Operating Officer